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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)AUGUST 5, 1998
                                                       ------------------


                      UNITED RENTALS (NORTH AMERICA), INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
     Delaware                  1-13663                      06-1493538
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(State or Other Jurisdiction  (Commission file Number)      (IRS Employer
of  Incorporation)                                          Identification No.)

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    Four Greenwich Office Park, Greenwich, Connecticut           06830
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           (Address of Principal Executive Offices)        (Zip Code)


       Registrant's telephone number, including area code (203) 622-3131
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Item 5. Other
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     On August 5, 1998, a reorganization (the "Reorganization") of the legal structure of the Registrant was effected pursuant to which (i) the Registrant became a wholly owned subsidiary of a newly formed holding company, (ii) the name of the Registrant was changed from United Rentals, Inc. to United Rentals (North America), Inc., (iii) the name of the new holding company became United Rentals, Inc., (iv) the outstanding common stock of the Registrant was automatically converted, on a share for share basis, into common stock of the new holding company and (v) the common stock of the new holding company commenced trading on the New York Stock Exchange under the symbol "URI" instead of the common stock of the Registrant. The purpose of the reorganization was to facilitate certain financings. The business operations of the Registrant will not change as a result of the reorganization.

     The Reorganization was effected pursuant to Section 251(g) of the Delaware General Corporation Law and did not require stockholder approval. The stockholders of the new holding company have the same rights, priviliges and interests with respect to the holding company as they had with respect to the Registrant immediately prior to the Reorganization.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of August, 1998.


                                    UNITED RENTALS, INC.



                                    By:  Michael J. Nolan
                                        ----------------------------------
                                        Name:  Michael J. Nolan
                                        Title:  Chief Financial Officer

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